Exhibit 3.26

LIMITED LIABILITY COMPANY AGREEMENT
OF
GALILEO INTERNATIONAL, L.L.C.

The undersigned member (the “Undersigned Member”) hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “Act”), and hereby declares the following to be the Limited Liability Company Agreement (the “Agreement”) of such limited liability company:

1. Name. The name of the limited liability company formed hereby is Galileo International, L.L.C. (the “Company”).

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

5. Powers of the Company.

(i)  The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2, including, but not limited to, the power:

(a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, in the United Kingdom, Hong Kong or in any other foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(b) to acquire, by purchase, lease, contribution of property or otherwise, and to own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage,

transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(c) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Undersigned Member or any person or other entity that directly or indirectly controls, is controlled by, or is under common control with the Undersigned Member (any such person or entity, an “Affiliate”), or any agent of the Company necessary to, in connection with, convenient to, or incidental to, the accomplishment of the purpose of the Company. For purposes of the definition of Affiliate, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities or otherwise;

(d)  to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), and other entities or individuals, or direct or indirect obligations of the United States or any foreign country or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(e)  to lend money for any proper purpose, to invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

(t)  to sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

(g)  to appoint employees and agents of the Company, and define their duties and fix their compensation;

(h)  to indemnify any person or entity and to obtain any and all types of insurance;

(i)  to cease its activities and cancel its insurance;

(j)  to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(k)  to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

(l)  to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(m)  to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

(ii) The Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Act) upon the approval of the Undersigned Member, in its sole discretion.

6. Powers of Undersigned Member. The Undersigned Member shall have the power to exercise any and all rights and powers granted to the Undersigned Member pursuant to the express terms of this Agreement. Except as otherwise specifically provided by this Agreement or required by the Act, the Managing Member (as hereinafter defined) shall have the power to act for and on behalf of, and to bind, the Company. Each of James E. Barlett, Paul H. Bristow and Babetta R. Gray is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

7. Admission. Upon the execution and delivery of this Agreement, the Undersigned Member shall be admitted as the sole member of the Company. The name and address of the Undersigned Member are as follows:

Galileo International, Inc.
Suite 400
9700 West Higgins Road
Rosemont, Illinois 60018

8. Capital Contributions. The Undersigned Member agrees to make a capital contribution of $1.00 to the Company (its “Capital Contribution”). The Undersigned

Member is not required to make any contribution of property or money to the Company in excess of its Capital Contribution.

9. Distributions. The Undersigned Member may cause the Company to distribute any cash or other assets held by it to the Undersigned Member at any time to the extent such distribution is not in violation of Sections 18-607 or 18-804 of the Act.

10. Management. (i) The Undersigned Member shall be the managing member of the Company (the “Managing Member”) and, in such capacity, shall manage the Company in accordance with this Agreement. The Managing Member is an agent of the Company’s business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company.

(ii)  The Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Managing Member shall be the sole person or entity with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person or entity by the Managing Member, and such delegation shall not cause the Managing Member to cease to be the Undersigned Member or the Managing Member. There shall not be a “manager” (within the meaning of the Act) of the Company.

(iii)  The Managing Member may appoint individuals with or without such titles as it may elect, including the titles of President, Vice President, Treasurer, Secretary, and Assistant Secretary, to act on behalf of the Company with such power and authority as the Managing Member may delegate in writing to any such persons.

11. Powers of the Managing Member. The Managing Member shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts deemed by the Managing Member to be necessary or appropriate to effectuate the business, purposes and objectives of the Company, at the expense of the Company. Without limiting the generality of the foregoing, the Managing Member shall have the power and authority to:

(i) establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to allocations and distributions;

(ii) bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise; and

(iii) execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including, without limitation, all documents, agreements and instruments related to the making of investments of Company funds.

The expression of any power or authority of the Managing Member in this Agreement shall not in any way limit or exclude any other power or authority of the Managing Member which is not specifically or expressly set forth in this Agreement.

12. No Management by Other Persons or Entities. Except and only to the extent expressly delegated by the Managing Member, no person or entity other than the Managing Member and the Undersigned Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

13. Reliance by Third Parties. Any person or entity dealing with the Company or the Managing Member or the Undersigned Member may rely upon a certificate signed by the Managing Member as to:

(i)  the identity of the Managing Member or the Undersigned Member;

(ii)  the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Managing Member or the Undersigned Member or are in any other manner germane to the affairs of the Company;

(iii)  the persons who or entities which are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

(iv)  any act or failure to act by the Company or as to any other matter whatsoever involving the Company or the Undersigned Member.

14. Compensation. Neither the Undersigned Member nor the Managing Member shall receive compensation for services rendered to the Company.

15. Assignments. The Undersigned Member may assign all or any part of its limited liability company interest at any time, and, unless the Undersigned Member otherwise provides, any transferee shall become a substituted member of the Company automatically.

16. Additional Members. Additional Persons (as defined in the Act) may be admitted as members in the Company, without the sale, assignment, transfer or exchange by the Undersigned Member of all or any part of its limited liability company interest, upon the terms and conditions as the Undersigned Member may provide from time to time. Prior to the admission of any additional member to the Company, the Undersigned Member shall amend this Agreement to make such changes as the Undersigned Member shall determine so as to reflect the fact that the Company shall have more than one member.

17. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the decision of the Undersigned Member or as otherwise provided by the Act.

18. Distributions upon Dissolution. Upon the occurrence of an event set forth in Section 17 hereof, the Undersigned Member shall be entitled to receive, after paying or making reasonable provision for all of the Company’s creditors to the extent required by Section 18-804(a)(1) of the Act, the remaining funds or assets of the Company.

19. Limited Liability. The Undersigned Member shall have no liability for the obligations of the Company except to the extent provided in the Act, if any.

20. Indemnification.

20.1. Exculpation.

(i)  For purposes of this Agreement, the term “Covered Persons” means the Undersigned Member, any Affiliate of the Undersigned Member and any officers, directors, stockholders, partners or employees of the Undersigned Member and their respective Affiliates, and any officer, employee or expressly authorized agent of the Company or its Affiliates.

(ii)  No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(iii)  A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Undersigned Member might properly be paid.

20.2. Duties and Liabilities of Covered Persons.

(i)  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Undersigned Member to replace such other duties and liabilities of such Covered Person.

(ii) Unless otherwise expressly provided herein, (a) whenever a conflict of interest exists or arises between Covered Persons, or (b) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or the Undersigned Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

(iii) Whenever in this Agreement a Covered Person is permitted or required to make a decision (a) in its “discretion” or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (b) in its “good faith” or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

20.3. Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

20.4. Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 20 hereof.

20.5. Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Managing Member shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons or entities as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Managing Member and the Company may enter into indemnity contracts with a Covered Person and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 20 hereof and containing such other procedures regarding indemnification as are appropriate.

21. Outside Business. The Undersigned Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Undersigned Member shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Undersigned Member or Affiliate thereof shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Undersigned Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

22. Certificated Membership Interest. The limited liability company interest held by the Undersigned Member shall be evidenced by a certificate.

23. Tax Treatment. It is intended that, for Federal tax purposes, the Company will be disregarded as an entity separate from its owner.

24. Amendment. This Agreement may be amended only in a writing signed by the Undersigned Member.

25. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

26. Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause the Undersigned Member to lose the benefit of its economic bargain.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of this 11th day of July, 1997.

GALILEO INTERNATIONAL, INC.

By:	/s/ Babetta R. Gray
Name:	Babetta R. Gray
Title:	Senior Vice President,
Legal & General Counsel